EXHIBIT 5.2




           (Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP)




                     March 5, 1997


BankBoston Capital Trust I
Bank of Boston Corporation
c/o Bank of Boston Corporation
        100 Federal Street
        MA BOS 01-25-01
        Boston, Massachusetts 02110

Ladies and Gentlemen:

    We have acted as special Delaware counsel to BankBoston Capital Trust I (the "Trust"), a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. L. Sec. 2801 et. seq.), and Bank of Boston Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of, among other securities, an aggregate of 250,000 8.25% Series B Capital Securities (liquidation amount of $1,000 per security) of the Trust (the "Capital Securities").

    The Capital Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of November 26, 1996 (the "Declaration"), among Robert T. Jefferson, Kathleen M. McGillycuddy and Craig V. Starble, as administrative trustees, The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware), as Delaware trustee.

    This opinion  is being delivered in  accordance with the  requirements of
Item 601(b)(5) of Regulation S-K under the Act.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on December 31, 1996 under the Act, and Amendment No. 1 thereto to be filed with the Commission on March 5, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on November 20, 1996; (iii) the Declaration; (iv) the form of the Capital Securities and a specimen certificate thereof; and (v) an executed copy of the Registration Rights Agreement, dated as of November 26, 1996 (the "Registration Rights Agreement"), among the Company, the Trust and each of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all document submitted to us as originals, the conformity to original documents of all documents submitted to us as certificated or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

    Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to laws of any other jurisdiction.

    Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

    1. The Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Registration statement becomes effective and the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Rights Agreement and the Registration Statement, the Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

    2.  The holders  of the Capital Securities  will be entitled  to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Capital Securities and the issuance of replacement Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee and to exercise its rights and powers under the Declaration.

    We hereby consent to the use of our name under the heading "Validity of New Securities" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                         Very truly yours,


                         /s/ Skadden, Arps, Slate, Meagher & Flom